SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50441

Date of Report: March 15, 2010

CHINA DIGITAL ANIMATION DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

New York	84-1275578
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14B	10018
(Address of principal executive offices)	(Zip Code)

212-391-2688
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01             Completion of Acquisition of Assets

On March 15, 2010 Heilongjiang Hairong Science & Technology Development Co., Ltd. (“Hairong”) acquired ownership of Chongqing Dinv Ares Television Media, Ltd. (“Dinv Ares”).  Hairong is the operating company that is managed as a variable interest entity by a wholly-owned subsidiary of China Digital Animation Development, Inc.  Dinv Ares is a film, television and animation production company located in Chongqing, P.R. China.

In exchange for transfer to Hairong of the registered equity of Dinv Ares, China Digital Animation Development will issue 500,000 shares of its common stock to Xiaoyang Fu., the prior owner of Dinv Ares.  Mr. Fu has agreed that he will indemnify Hairong against any undisclosed liabilities in Dinv Ares.  Mr. Fu has also agreed that for a period of two years he will not engage in a business competitive with Dinv Ares.

Item 9.01             Financial Statements and Exhibits

Financial Statements

Financial statements of Chongqing Dinv Ares Television Media, Ltd. - to be filed by amendment.

Pro forma financial statements of China Digital Animation Development, Inc. - to be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 22, 2010	CHINA DIGITAL ANIMATION DEVELOPMENT, INC.

By: /s/ Fu Qiang
Fu Qiang, Chief Executive Officer